UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 4, 2011

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A amends and supplements Item 9.01, Financial Statements and Exhibits, of the current report on Form 8-K filed August 10, 2011, by SecureAlert, Inc. (“SecureAlert”), relating to the completion of the acquisition of International Surveillance Services Corporation, a Puerto Rico corporation (“ISS”) on August 4, 2011.  This amendment includes the historical interim financial statements of ISS and other financial statements for the periods specified in Rule 8-05 of Regulation S-X.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report on Form 8-K/A:

2.1
Agreement, dated August 4, 2011, effective July 1, 2011, by and among SecureAlert, International Surveillance Services Corporation, and Borinquen Container Corp. (incorporated by reference to Exhibit 10.1 to SecureAlert’s current report on Form 8-K filed on August 10, 2011).

	99.1	Unaudited Pro Forma financial information as of June 30, 2011 and for the nine months ended June 30, 2011 and for the year ended September 30, 2010.

99.2
Audited consolidated balance sheets of International Surveillance Services Corp. and Subsidiary as of June 30, 2011 and September 30, 2010 and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for the nine months ended June 30, 2011 and for the year ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

/s/ John L. Hastings III John L. Hastings III President and CEO
Dated: October 25, 2011